EXHIBIT 10.9

         Form 8-K dated March 11, 1997, and attached Recision Agreement




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 11, 1997
                                (Date of Report)

                            Famous Sam's Group, Inc.
             (Exact Name of Registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

         0-24736                                         88-0361701
(Commission File Number)                    (IRS Employer Identification Number)

                  4221 E. Pontatoc Canyon Dr., Tucson, AZ 85718
           (Address of principal executive offices including zip code)

                                 (520) 577-6611
               (Registrant's telephone number including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Item 1. Change in Control of Registrant:  See Item 2, below.

Item 2.  Acquisition or  Disposition of Assets:  On March 11, 1997 (the "Closing
Date"), Registrant, Famous Sam's Group, Inc., executed, delivered and closed under a Recision, Release and Final Settlement Agreement (the "Recision Agreement") with Famous Sam's Franchise Corporation ("FSFC") and the former shareholders of FSFC, whereby Registrant returned to the Shareholders all of the outstanding proprietary interest of its sole wholly-owned subsidiary, FSFC, in exchange for a release of any and all liabilities between Registrant, FSFC and the Shareholders. The effect of the Recision Agreement was the recision of the acquisition of FSFC from the Shareholders on July 24, 1996, as if the acquisition had never been agreed to. The Recision Agreement was entered into in an effort by Registrant to avoid what it considered to be otherwise unnecessary litigation if the disputes which had arisen with the Shareholders had not been resolved, which litigation Registrant could not have afforded.

The Shareholders transferred the 700,000 common shares of Registrant issued in the acquisition of FSFC back to the treasury of Registrant. Concurrent with the recision, the existing board and officers of Registrant resigned, and counsel to Registrant, Mr. Mark S. Pierce, was appointed to the board. Mr. Pierce is now the sole director and executive officer of Registrant.

Item 3. Bankruptcy or Receivership:  Not Applicable.

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Item 4. Changes in Registrant's Certifying Accountant:  Not Applicable.

Item 5. Other Events:  None.

Item 6. Resignation of Registrant's Directors:  Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits: Not Required.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Famous Sam's Group, Inc.
(Registrant)


By: /s/ Mark S. Pierce
------------------------------
Mark S. Pierce, Chief
  Executive Officer

DATE:  March 13, 1997



                                    EXHIBITS


Exhibit 1. - Recision, Release and Final Settlement Agreement registrant, Famous Sam's Franchise Corporation and the former shareholders of Famous Sam's Franchise Corporation


                    RESCISSION, RELEASE AND FINAL SETTLEMENT
                                (March 11, 1997)

THIS AGREEMENT is made and entered into this 11th day of March, 1997, by and among Famous Sam's Group, Inc., a Nevada corporation formerly known as U.S. Flywheel, Inc. ("FSGI"), and Famous Sam's Franchise Corporation, an Arizona corporation ("FSFC"), and the former shareholders of FSFC, Mr. Gerald Ross and Ms. Sandra Ross (collectively, "Mr. and Mrs. Ross").

                                    RECITALS:

The following recitals are true and correct and form an integral part of this Agreement.

1. FSGI, FSFC and the Rosses entered into an agreement (the "B Reorg Agreement") on the 24th day of July, 1996, pursuant to which FSGI acquired from the Rosses all of the outstanding proprietary interest of FSFC;

2. Dan Hodges ("Hodges") was the subject of two contracts with FSGI pursuant to which he identified, negotiated and obtained the agreement of the Rosses to sell their shares in FSFC to FSGI, all as the authorized agent of FSGI;

3. Hodges, in obtaining the foregoing agreement from the Rosses to sell their shares of FSFC to FSGI, made many representations and warranties to, and covenants with, the Rosses on behalf of FSGI, each of which was material in obtaining their agreement;

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4.  Hodges  specifically  represented,  warranted  and  covenanted,  among other matters, to FSGI and Mr. and Mrs. Ross that he would (i) arrange for the infusion of $2,000,000 in equity capital into FSGI following the acquisition,
(ii) provide a market for the common equity of FSGI following the acquisition and the infusion of the foregoing capital so that a $5.00 share price would be maintained, (iii) guarantee the Rosses the return of their shares in FSFC and money if he were unable to perform the foregoing;

5. Hodges had no ability whatsoever to provide for the undertakings he made to the Rosses, each of which was materially false and misleading and instrumental to the Rosses in their coming to their decision, and each of which was made by Hodges knowing the same to be materially false and misleading;

6. Hodges obtained shares in FSGI for his services, liquidated those shares to his significant economic advantage, and failed to provide for any of the undertakings which he made, never intending to do so, and intending only to profit through the loss of FSGI, FSFC and the Rosses;

7. FSGI, FSFC and the Rosses, after discovering the materially false and misleading actions of Hodges, as set forth in part above, have endeavored since October 1, 1996, to resolve the issues with Hodges which have arisen.

8. Hodges has not even performed under these agreements, the result of which has been the loss of two separate financing opportunities to FSGI, FSFC and the Rosses for the business of FSFC, and the complete collapse of the market for the FSGI equity shares;

9. The parties have now concluded that Hodges had no intent whatsoever to fulfill his obligations under his latest set of agreements, or any of his prior agreements either for that matter, all to the detriment of the parties;

10. FSFC and the Rosses, as a result of those actions set forth above, among other actions, have the right under Section 17 of the Securities Act of 1933, as amended (the "Securities Act"), Sections 10(b), 18 and 29 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the "Arizona Securities Act" to sue FSGI for recision of the B Reorg Agreement and for their damages in regards of the same;

11. The parties have now determined that it is in the best interests of the parties to rescind the B Reorg Agreement, without the necessity of litigation, and return themselves, as best they are able, to the position they were in prior to July 24, 1996; and

12. The parties further desire to compromise all claims between themselves in regards of the aforesaid on the terms and conditions set forth herein.

                                   COVENANTS:

NOW, THEREFORE, for Ten ($10) Dollars and other good and valuable consideration, the receipt and sufficiency of which are each hereby acknowledged, THE PARTIES AGREE AS FOLLOWS:

                                    ARTICLE I
                                    RECISION

1.1 Rescission of B Reorg Agreement. The parties hereby rescind the B Reorg Agreement nunc pro tunc to the date thereof in accordance with the provisions of the Securities Act, the Exchange Act and the Arizona Securities Act, all of which are set forth in the premises above.

1.2 Return of FSFC Shares by FSGI to the Rosses; Return of FSGI Shares to Treasury by the Rosses. FSGI hereby delivers to the Rosses all of its right, title and interest in and to FSFC, including all its outstanding proprietary interest in FSFC. FSFC and the Rosses hereby return to FSGI all of their right, title and interest in and to FSGI, including all of their shares of capital stock and all options and other rights to acquire shares of FSGI, whether under FSGI's current Incentive Stock Ownership Plan ("ISOP") or otherwise. FSFC and the Rosses also hereby return to FSGI all outstanding options and other rights outstanding under the aforesaid ISOP or otherwise, whether owned by the Rosses or anyone else.


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1.3 Return of FSGI  Corporate  Records by the Rosses;  Resignation of Rosses and
their Employees as Officers and Directors of FSGI; Appointment of New Director; Assets and Liabilities of FSGI; Change of Name by FSGI. The Rosses hereby return to FSGI its corporate record and minute book, as well as any and all other corporate records of FSGI in their possession or control. The current board of FSGI has appointed a new director immediately prior to the execution and delivery hereof, that being Mr. Mark S. Pierce, and have obtained the
resignation   of  the  remaining   directors  and  officers  of  FSGI  effective
immediately prior to the execution and delivery hereof. The Rosses hereby represent and warrant to FSGI that there are no assets or outstanding liabilities of FSGI as of the date hereof. FSGI covenants that it will endeavor as soon as economically practicable to change its names from Famous Sam's Group, Inc.

                                   ARTICLE II
               MUTUAL AND FINAL RELEASES AND COVENANTS NOT TO SUE

2.1 Release of the FSFC and the Rosses by FSGI. For and in consideration of the above and foregoing premises and the mutual covenants, promises and agreements contained herein, FSGI hereby releases, acquits and forever discharges FSFC and the Rosses, as well as FSFC's officers, directors, shareholders, affiliates, successors and assigns, if any, from and against any and all actions, causes of action, suits, claims, demands, rights, controversies, debts, agreements, damages, costs, expenses, liabilities and compensation whatsoever which it now has or may hereafter have on account of or arising out of any matter, thing or event which has happened, developed or occurred, whether known or unknown, at any time at or prior to the execution and delivery of this Agreement.

2.2 Release of FSGI by FSFC and the Rosses. For and in consideration of the above and foregoing premises and the mutual covenants, promises and agreements contained herein, FSFC and the Rosses hereby release, acquit and forever discharge FSGI, as well as FSGI's current officer and director, and Joseph Craig & Co., as well as its officers, directors, shareholders and advisors, including Messrs. Matthew Milonas and Craig Edelman, from and against any and all actions, causes of action, suits, claims, demands, rights, controversies, debts, agreements, damages, costs, expenses, liabilities and compensation whatsoever which they now have or may hereafter have on account of or arising out of any matter, thing or event which has happened, developed or occurred, whether known or unknown, at any time at or prior to the execution and delivery of this Agreement.

2.3 FSGI's Covenant Not to Sue. FSGI further covenants and agrees that it will not bring, commence, institute, maintain, prosecute or instigate any action at law, proceeding in equity, administrative proceeding or otherwise, nor prosecute or sue either FSFC and/or the Rosses and/or FSFC's officers, directors, shareholders, affiliates, successors or assigns, if any, either affirmatively or by way of cross-claim, defense or counterclaim, or by any other manner, for any alleged claim, demand, liability or cause of action in any way stemming from any claimed action or inaction of either FSFC and/or the Rosses at or prior to the execution and delivery of this Agreement.

2.4 FSFC's and the Ross' Covenant Not to Sue. FSFC and the Rosses each further covenant and agree that they will not bring, commence, institute, maintain, prosecute or instigate any action at law, proceeding in equity, administrative proceeding or otherwise, nor prosecute or sue FSGI, as well as FSGI's current officer and director, and Joseph Craig & Co., as well as its officers, directors, shareholders and advisors, including Messrs. Matthew Milonas and Craig Edelman, either affirmatively or by way of cross-claim, defense or counterclaim, or by any other manner, for any alleged claim, demand, liability or cause of action in any way stemming from any claimed action or inaction of FSGI at or prior to the execution and delivery of this Agreement.

2.5 Final Settlement. The parties each acknowledge, understand and agree that they are aware that they or their attorneys may hereafter discover facts different from or in addition to the facts which they now know or believe to be true, but that it is their intention to fully, finally, absolutely and forever settle any and all claims, disputes and differences which now exist, may exist or may have existed between them, and that in furtherance of such intention, the general and other releases given herein shall be and remain in effect as full and complete releases, notwithstanding any mistake of fact or the discovery of any different or additional facts.



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                                   ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Representations and Warranties of FSGI. FSGI hereby represents and warrants to FSFC and the Rosses as follows: (i) All necessary action has been taken to make this Agreement a legal, valid and binding obligation of the Hodges Group, and this Agreement is enforceable in accordance with its terms and conditions; and (ii) The execution and delivery of this Agreement and the performance by FSGI of its obligations hereunder will not result in any material breach or violation of or material default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind to which FSGI is a party.

3.2 Representations and Warranties of FSFC and the Rosses. FSFC and the Rosses each represent and warrant to FSFC as follows: (i) All necessary action has been taken to make this Agreement a legal, valid and binding obligation of FSFC and of the Rosses, and this Agreement is enforceable in accordance with its terms and conditions; and (ii) The execution and delivery of this Agreement and the performance by FSFC and the Rosses of their respective obligations hereunder will not result in any material breach or violation of or material default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind to which either FSFC or the Rosses are a party.

                                   ARTICLE IV
                                  MISCELLANEOUS

4.1 Entire Agreement; Modification. This Agreement sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises, and representations made by any party to any other concerning the subject matter hereof and/or the terms applicable hereto. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by duly authorized representatives of the parties hereto.

4.2 Severability. The invalidity or unenforceabilty of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions are omitted.

4.3 Governing Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Arizona. All parties agree to venue in the City of Tucson, County of Pima, State of Arizona, and agree to submit any disagreements hereunder to the appropriate court in said city and state.

4.4 Waivers. The failure of any party hereto to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement, or to otherwise exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligations of the party with respect to such future performance shall continue in full force and effect.

4.5 Headings. The headings of the articles, sections and paragraphs used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

4.6 Successor and Assigns. This Agreement, and each and every provision hereof, shall be binding upon and inure to the benefit of the parties, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any party, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, who shall hold such interest subject to all the terms and conditions of this Agreement.

4.7 Survival of Representations. The representations, warranties and agreements of the parties hereto which are contained in this Agreement shall survive the execution hereof, and shall be unaffected by any investigation made by any party at any time.


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4.8 Further Assurances. Each party hereto further agrees that they shall, either collectively or individually, take such further and additional action as may be reasonable and necessary to carry into full effect the intent of this agreement and to otherwise provide for the fulfillment hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

Famous Sam's Group, Inc.                   Famous Sam's Franchise Corporation


By: \s\ Mark S. Pierce                     By: \s\ Gerald Ross
-------------------------                  --------------------------
Mark S. Pierce, President                  Gerald Ross, President


\s\ Sandra Ross                            \s\ Gerald Ross
-------------------------                  -------------------------
Sandra Ross, Individually                  Gerald Ross, Individually


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